Exhibit 21

Form 10-K Year Ended 12/31/05

SUBSIDIARIES OF R. R. DONNELLEY & SONS COMPANY

(As of December 31, 2005)

Subsidiaries of R. R. Donnelley & Sons Company	Place of Incorporation
Freight Systems, Inc.	California
Allentown S.H. Leasing Company	Delaware
Caslon Incorporated	Delaware
Check Printers, Inc.	Delaware
Chemical Equipment S.H. Leasing Company	Delaware
FFH Corporation	Delaware
Haddon Craftsmen, Inc.	Delaware
HCI Holdings, Inc.	Delaware
Kittyhawk S.H. Leasing Company	Delaware
Moore Holdings U.S.A. Inc.	Delaware
Moore Wallace North America, Inc.	Delaware
Pan Associates, L.P.	Delaware
RRD Dutch Holdco, Inc.	Delaware
R. R. Donnelley Charlestown, Inc.	Delaware
R. R. Donnelley (Chile) Holdings, Inc.	Delaware
R. R. Donnelley Global, Inc	Delaware
R. R. Donnelley Hungary L.L.C.	Delaware
R. R. Donnelley Latin America L.L.C.	Delaware
R. R. Donnelley Maine, Inc.	Delaware
R. R. Donnelley Mendota, Inc.	Delaware
R. R. Donnelley Printing Company	Delaware
R. R. Donnelley Printing Company, L.P.	Delaware
R. R. Donnelley (Santiago) Holdings, Inc.	Delaware
R. R. Donnelley Technology Services L.L.C.	Delaware
M/B Companies, Inc.	Iowa
Spencer Press of Maine, Inc.	Maine
Spencer Press, Inc.	Massachusetts
R. R. Donnelley Receivables, Inc.	Nevada
The Nielsen Company	Ohio
R. R. Donnelley Norwest Inc.	Oregon
Heritage Preservation Corporation	South Carolina
Omega Studios-Southwest, Inc.	Texas
Iridio, Inc.	Washington
R. R. Donnelley Argentina S.A.	Argentina
Astron Business Services GmbH	Austria

Subsidiaries of R. R. Donnelley & Sons Company	Place of Incorporation
MI Insurance (Barbados) Ltd.	Barbados
Moore Paragon (Caribbean) Ltd.	Barbados
Moore Belgium N.V.	Belgium
Moore Response Marketing N.V.	Belgium
Moore Brasil Limitada	Brazil
King Yip Packaging (China) Limited	British Virgin Islands
Noble World Printing (Holdings BVI) Limited	British Virgin Islands
Roman Financial Press (Holdings) Limited	British Virgin Islands
Valiant Packaging (Holdings) Limited	British Virgin Islands
Moore Canada	Canada
Moore Wallace Corporation	Canada
R. R. Donnelley Canada, Inc.	Canada
R. R. Donnelley Nova Scotia Company	Canada
Asia Printers Group Ltd.	Cayman Islands
Brightime Ventures Limited	Cayman Islands
South China Printing (Holdings) Ltd.	Cayman Islands
R. R. Donnelley Chile Limitada	Chile
Beijing Donnelley Printing Co., Ltd.	China
King Yip (Dongguan) Printing and Packaging Factory Limited	China
Noble World Printing Company Limited	China
Oriental Merchant Limited	China
R. R. Donnelley Roman Financial Limited	China
R. R. Donnelley (Asia) Trading Ltd.	China
R. R. Donnelley Financial Asia Limited	China
Shanghai Donnelley Printing Co., Ltd.	China
Shanghai Donnelley PreMedia Technology Co. Ltd.	China
Shenzhen Donnelley Bright Sun Printing Co. Ltd.	China
South China Binding Company Limited	China
South China Printing Company Limited	China
Moore de Centro America S.A	Costa Rica
Data Entry International Limited	Cyprus
Moore de Centro America, S.A. de C.V.	El Salvador
Astron Lasercom S.A.S.	France
Moore Response Marketing S.A.	France
R. R. Donnelley Printing (France) S.A.R.L.	France
Astron Business Process Solutions GmbH	Germany
Moore Response Marketing GmbH	Germany
R. R. Donnelley Deutschland Gmbh	Germany
Moore de Centro America S.A.	Guatemala
Moore de Centro America, S.A. de C.V.	Honduras
R. R. Donnelley Hungary Printing and Trading Kft.	Hungary
Astron Document Management (PVT) Limited	India
R. R. Donnelley Publishing India Private Limited	India

Subsidiaries of R. R. Donnelley & Sons Company	Place of Incorporation
Astron Media Services Limited	Ireland
Astron Lasercom Italia S.R.L.	Italy
R. R. Donnelley Luxembourg S.A.R.L.	Luxembourg
R. R. Donnelley (Mauritius) Holdings Ltd.	Mauritius
Impresora Donneco Internacional, S. de R.L. de C.V.	Mexico
R. R. Donnelley Comercializadora S. de R.L. de C.V.	Mexico
R. R. Donnelley Holdings Mexico S. de R.L. de C.V.	Mexico
R. R. Donnelley Operaciones S. de R.L. de C.V.	Mexico
R. R. Donnelley de Mexico, S. de R.L. de C.V.	Mexico
Sierra Industrial, S.A. de C.V.	Mexico
R. R. Donnelley Servicios S.A. de C.V.	Mexico
Moore International B.V.	The Netherlands
Moore Response Marketing B.V.	The Netherlands
R. R. Donnelley Europe B.V.	The Netherlands
R. R. Donnelley Holdings B.V.	The Netherlands
R. R. Donnelley Holdings C.V.	The Netherlands
Astron Business Services Sp. zo. o.	Poland
Poligrafia BIS Sp. zo. o.	Poland
R. R. Donnelley Poligrafia S.A.	Poland
R. R. Donnelley Europe, Sp. zo. o.	Poland
R. R. Donnelley Poland, Sp. zo. o.	Poland
Moore Business Forms de Puerto Rico	Puerto Rico
Astron Lasercom Espana S.L.	Spain
Astron Cominformatic A.G.	Switzerland
Astron Lasercom S.A.	Switzerland
Moore Trinidad Ltd.	Trinidad
Astron BPO Limited	United Kingdom
Astron BSL Limited	United Kingdom
Astron Document Management Limited	United Kingdom
Astron Document Services Limited	United Kingdom
Astron Document Solutions Limited	United Kingdom
The Astron Group Limited	United Kingdom
Astron On-line Limited	United Kingdom
Critical Mail Continuity Services Limited	United Kingdom
DEI Group Limited	United Kingdom
Kadocourt Limited	United Kingdom
Lasercom Holdings Limited	United Kingdom
Moore Business Forms Limited	United Kingdom
Moore Business Forms Holdings U.K. Limited	United Kingdom
RRD Astron Limited	United Kingdom
R. R. Donnelley U.K. Directory Limited	United Kingdom
R. R. Donnelley (U.K.) Limited	United Kingdom
Satellite Press Limited	United Kingdom

Subsidiaries of R. R. Donnelley & Sons Company	Place of Incorporation
Inversiones Moore C.A.	Venezuela
Moore Technology and Trading C.A.	Venezuela
Moore de Venezuela S.A.	Venezuela